Exhibit 23.1

GEORGE STEWART, CPA

2301 SOUTH JACKSON STREET, SUITE 101-G

SEATTLE, WASHINGTON 98144

(206) 328-8554  FAX(206) 328-0383

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Myriad International Corp. as of January 31, 2009, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,

/S/ George Stewart

___________________

George Stewart, CPA

February 20, 2009